UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 7, 2017
(Date of earliest event reported)
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MARVELL TECHNOLOGY GROUP LTD.
(Exact name of registrant as specified in its charter)
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Bermuda	0-30877	77-0481679
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Canon’s Court
22 Victoria Street
Hamilton HM 12
Bermuda
(Address of principal executive offices, including Zip Code)
(441) 296-6395
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                    Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2017, Dr. Randhir Thakur, a member of the board of directors of Marvell Technology Group Ltd. (the "Company"), notified the board that he does not intend to stand for re-election at the Company's 2018 annual general meeting of shareholders. Dr. Thakur’s decision is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 8.01 Other Events.

On December 8, 2017, the Company announced that its board of directors had declared the payment of its quarterly dividend of $0.06 per share to be paid on January 16, 2018 to all shareholders of record as of December 27, 2017. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

The payment of future quarterly cash dividends is subject to, among other things, the best interests of the Company and its shareholders, its results of operations, cash balances and future cash requirements, financial condition, developments in ongoing litigation, statutory requirements of Bermuda law, and other factors that the Board of Directors may deem relevant.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

99.1	Press Release dated December 8, 2017, titled “Marvell Technology Group Ltd. Declares Quarterly Dividend Payment”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARVELL TECHNOLOGY GROUP LTD.

Date: December 13, 2017	By:	/s/ MITCHELL L. GAYNOR
Mitchell L. Gaynor
Chief Administration and Legal Officer and Secretary